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                                                                    Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Purina Mills, Inc. and Subsidiaries


We consent to incorporation by reference in the registration statement on Form S-8 of Purina Mills, Inc. of our report dated March 10, 2000, relating to the consolidated balance sheets of Purina Mills, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholder's equity, and cash flows for the year ended December 31, 1999 and for the period March 13, 1998 through December 31, 1998.



/s/ KPMG LLP



St. Louis, Missouri
September 14, 2000